Exhibit (d)(4)

Milliman Sub-Advisory Investment Management Agreement

Schedule A

List of Funds

(as of March 27, 2019)

●	Innovator S&P 500 Buffer ETF – July
●	Innovator S&P 500 Power Buffer ETF – July
●	Innovator S&P 500 Ultra Buffer ETF – July
●	Innovator S&P 500 Buffer ETF – October
●	Innovator S&P 500 Power Buffer ETF – October
●	Innovator S&P 500 Ultra Buffer ETF – October
●	Innovator S&P 500 Buffer ETF – January
●	Innovator S&P 500 Power Buffer ETF – January
●	Innovator S&P 500 Ultra Buffer ETF – January
●	Innovator S&P 500 Buffer ETF – April
●	Innovator S&P 500 Power Buffer ETF – April
●	Innovator S&P 500 Ultra Buffer ETF – April
●	Innovator S&P 500 Ultra Buffer ETF – May
●	Innovator S&P 500 Buffer ETF – May
●	Innovator S&P 500 Power Buffer ETF – May
●	Innovator S&P 500 Ultra Buffer ETF – June
●	Innovator S&P 500 Buffer ETF – June
●	Innovator S&P 500 Power Buffer ETF – June
●	Innovator S&P 500 Ultra Buffer ETF – August
●	Innovator S&P 500 Buffer ETF – August
●	Innovator S&P 500 Power Buffer ETF – August
●	Innovator S&P 500 Ultra Buffer ETF – September
●	Innovator S&P 500 Buffer ETF – September
●	Innovator S&P 500 Power Buffer ETF – September
●	Innovator S&P 500 Ultra Buffer ETF – November
●	Innovator S&P 500 Buffer ETF – November
●	Innovator S&P 500 Power Buffer ETF – November
●	Innovator S&P 500 Ultra Buffer ETF – December
●	Innovator S&P 500 Buffer ETF – December
●	Innovator S&P 500 Power Buffer ETF – December
●	Innovator S&P 500 Ultra Buffer ETF – February
●	Innovator S&P 500 Buffer ETF – February
●	Innovator S&P 500 Power Buffer ETF – February
●	Innovator S&P 500 Ultra Buffer ETF – March
●	Innovator S&P 500 Buffer ETF – March
●	Innovator S&P 500 Power Buffer ETF – March